SEVENTH AMENDMENT TO LOAN AND SECURITY
                   AGREEMENT



     THIS SEVENTH AMENDMENT TO LOAN AND
SECURITY AGREEMENT (the "Amendment"), dated as of March 27, 2000, is entered into between CONGRESS FINANCIAL CORPORATION (WESTERN), a
California corporation ("Lender), and
GOTTSCHALKS INC., a Delaware corporation
("Borrower"), with its corporate office
located at 7 River Park Place East, Fresno,
California 93720.

                    RECITAL

     A.   Borrower and Lender have previously
entered into that certain Loan and Security
Agreement dated December 20, 1996, as amended by the First Amendment to Loan and Security
Agreement, dated as of August 20, 1998, the Second Amendment to Loan and Security
Agreement, dated as of September 1, 1998, the Third Amendment to Loan and Security
Agreement, dated as of December 18, 1998, the Fourth Amendment to Loan and Security
Agreement, dated as of January 29, 1999, the Fifth Amendment to Loan and Security
Agreement, dated as of March 1, 1999 and the Sixth Amendment to Loan and Security
Agreement, dated as of August 12, 1999 (as amended, supplemented or modified from time to time, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan
Agreement.

     B. Lender and Borrower wish to further amend the Loan Agreement under the terms and conditions set forth in this Amendment.
Lender and Borrower are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

     NOW, THEREFORE, in consideration of the
foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions.

          (a)  Section 1.59 is hereby added to
the Loan Agreement and reads in its entirety as follows:

          "1.59  "Net Income" shall
     mean, with respect to any Person, for any period, the aggregate of the net income
     (loss) of such Person and its
     Subsidiaries, on a consolidated basis,
     for such period (excluding to the extent included therein any extraordinary or one-time gains or losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP."

          (b)  Section 1.60 is hereby added to
the Loan Agreement and reads in its entirety as follows:

          "1.60   "Provision for Taxes"
     shall mean an amount equal to all taxes
     imposed on or measured by net income,
     whether Federal, State or local, whether current or deferred, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with
     GAAP."

     2.   Interest Rate.  Section 1.34 of the
Loan Agreement is hereby amended to read in its entirety as follows:

          "1.34   "Interest Rate"
     shall mean, (a) as to Prime Rate Loans, a rate of one quarter of one (.25) percentage point per annum less than the Prime Rate and, as to Eurodollar Rate
     Loans, a rate of two (2.00) percentage
     points per annum in excess of the
     Adjusted Eurodollar Rate (based on the
     Eurodollar Rate applicable for the
     Interest Period selected by Borrower as
     in effect three (3) Business Days after
     the date of receipt by Lender of the
     request of Borrower for such Eurodollar
     Rate Loans in accordance with the terms
     hereof, whether such rate is higher or
     lower than any rate previously quoted to Borrower); and (b) with respect to Revolving Loans outstanding during any period in which Borrower shall have elected to use the advance rate option provided for in Section 2.1(a)(i)(B) and in which the sum of the Revolving Loans and Letter of Credit Accommodations exceeds the least of seventy five percent
     (75%) of the Value of the Eligible
     Inventory, thirty-eight and one half
     percent (38.5%) of the Retail Sales Price of the Eligible Inventory, or eighty-five percent (85%) of the Appraised Value of the Eligible Inventory, a rate of two and one-quarter (2.25) percentage points per annum in excess of the Adjusted
     Eurodollar Rate; provided, however, that
     (y) in the event Borrower's Net Income
     for its fiscal year ending January 29,
     2000 exceeds Six Million Dollars
     ($6,000,000) and (z) Borrower has average
     Excess Availability for the ninety (90)
     days preceding such date of not less than Ten Million Dollars ($10,000,000) and
     Twenty Million Dollars ($20,000,000)
     thereafter (it being understood that
     Lender may reduce such Excess
     Availability amount upon the completion
     of an acquisition of another entity
     permitted by Lender), the applicable
     Interest Rate provided for in the
     preceding clause (a) of this Section 1.34 shall be reduced by one-eighth of one
     (.125) percentage point, such reduction
     in the applicable Interest Rate to be
     effective as of the first day of the
     month immediately following the date of
     receipt by Lender of Borrower's audited
     annual financial statements, as provided by Borrower to Lender pursuant to Section
     9.6(a)(iii) hereof, indicating the
     required pretax income (and such
     reduction shall continue to be in effect for so long as the Excess Availability is not less than Twenty Million Dollars
     ($20,000,000) (it being understood that
     Lender may reduce such Excess
     Availability amount upon the completion
     of an acquisition of another entity
     permitted by Lender) and continues to be met as measured on a quarterly basis);
     and provided further, however, the
     Interest Rate shall mean the rate of two and one-quarter (2.25) percentage points per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half (4.50) percentage points per annum in excess of the Adjusted
     Eurodollar Rate as to Eurodollar Rate
     Loans, at Lender's option, without
     notice, (a) for the period on and after
     the date of termination or non-renewal
     hereof, or the date of the occurrence of any Event of Default or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and until such time as all Obligations are indefeasibly paid in full
     (notwithstanding entry of any judgment
     against Borrower) and (b) on the
     Revolving Loans at any time outstanding
     in excess of the amounts available to
     Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

     3.   Revolving Loans.  Section 2.1(a)(i)
of the Loan Agreement is hereby amended to read in its entirety as follows:

          "(i) either (A) the least of:  (I)
     seventy-five percent (75%) of the Value
     of the Eligible Inventory, (II) eighty-
     five percent (85%) of the Appraised Value of the Eligible Inventory, or (III) thirty-seven and one-half percent (37.5%) of the Retail Sales Price of the Eligible
     Inventory; or (B) provided no Event of
     Default shall have occurred and be
     continuing, then at Borrower's option and upon one (1) day's prior written notice to Lender, from November 1 through December 31 of each calendar year, the least of (I) eighty percent (80%) of the Value of Eligible Inventory, (II) eighty-five percent (85%) of the Appraised Value of the Eligible Inventory, or (III) thirty-nine percent (39%) of the Retail
     Sales Price of the Eligible Inventory,
     which percentages shall remain in effect through December 31 unless revoked by Borrower upon one (1) day's prior written notice to Lender; provided, however, that advances against Eligible Domestic In-
     Transit Inventory shall not, at any one
     time, exceed Five Million Dollars
     ($5,000,000); minus"

     4.   Inventory Covenants.  Section 7.3(d)
of the Loan Agreement is hereby amended to read in its entirety as follows:

          "(d) upon Lender's request, Borrower
     shall, at its expense, no more than once in any calendar quarter, but at any time or times as Lender may request upon the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Lender by an appraiser reasonably acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely (with the understanding that Lender may revise the definition of "Eligible Inventory" hereunder or establish Availability
     Reserves as Lender may deem advisable in good faith based upon the results of such updated appraisals), but in any event, at least two of such appraisals delivered in any calendar year shall be conducted to include the full scope of Inventory and at least two other of such appraisals shall be conducted to include gross recovery updates of the Inventory;"

     5.   Adjusted Net Worth.  Section 9.14 of
the Loan Agreement is hereby amended to read in its entirety as follows:

               "Borrower shall, at all times,
     maintain Adjusted Net Worth of not less
     than One Hundred Fifteen Million Dollars
     ($115,000,000) and beginning with fiscal
     January 31, 2002, One Hundred Fifteen
     Million Dollars ($115,000,000) plus fifty percent (50%) of Borrower's Net Income;
     provided, however, Lender will only test for Borrower's compliance with this financial covenant only in the event that Borrower's Excess Availability is less than Ten Million Dollars ($10,000,000)."

     6.   Term.  Lender and Borrower hereby
agree to renew the term of the Loan Agreement and the other Financing Agreements pursuant to
Section 12.1(a) of the Loan Agreement.  The
Loan Agreement and the other Financing
Agreements shall continue in force and effect for a term ending on March 31, 2002.

     7.   Consent to Acquisition Financing.
Notwithstanding Sections 9.8 and 9.9 of the
Loan Agreement, Lender hereby consents to Borrower obtaining acquisition financing for the purpose of acquiring all of the assets or stock of an entity up to the amount of Twenty
Million Dollars ($20,000,000) on terms and conditions reasonably acceptable to Lender in its sole discretion. Lender's consent is contingent upon its receipt of certain documentation as reasonably required by
Lender, including without limitation a
subordination agreement, intercreditor
agreement and access agreement, delivered to Lender and reasonably satisfactory to Lender in form and substance.

     8.   Effectiveness of this Amendment.
Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment.
The date on which all of the following
conditions have been satisfied is the "Closing
Date".

          (a)  Amendment.  This Amendment
     fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

          (b)  Authorizations.  Evidence that
     the execution, delivery and performance
     by Borrower and any instrument or
     agreement required under this Amendment
     have been duly authorized.

          (c)  Representations and Warranties.
     The representations and warranties set
     forth herein and in the Loan Agreement
     must be true and correct.

          (d)  Accommodation Fee.  Lender
     shall have received from Borrower a fee
     in the amount of Seventy Five Thousand
     Dollars ($75,000) for the processing and approval of this Amendment.

          (e)  Other Required Documentation.
     All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

     7.   Representations and Warranties.  The
Borrower represents and warrants as follows:

          (a)  Authority.  The Borrower and
     each other Loan Party has the requisite
     corporate power and authority to execute and deliver this Amendment, as applicable, and to perform its obligations hereunder and under the Loan
     Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Borrower of this Amendment and by each other Loan
     Party of each Loan Document (as amended
     or modified hereby) to which it is a
     party have been duly approved by all
     necessary corporate action of such Loan
     Party and no other corporate proceedings on the part of such Loan Party are necessary to consummate such transactions.

          (b)  Enforceability.  This Amendment
     has been duly executed and delivered by
     the Borrower. This Amendment and each
     Loan Document (as amended or modified
     hereby) is the legal, valid and binding
     obligation of each Loan Party hereto or
     thereto, enforceable against such Loan
     Party in accordance with its terms, and
     is in full force and effect.

          (c)  Representations and Warranties.
     The representations and warranties
     contained in each Loan Document (other
     than any such representations or
     warranties that, by their terms, are
     specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

          (d)  No Default.  No event has
     occurred and is continuing that
     constitutes an Event of Default.

     8.   Choice of Law.  The validity of this
Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

     9.   Counterparts.  This Amendment may be
executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     10.  Due Execution.  The execution,
delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

     11.  Reference to and Effect on the Loan
Documents.

          (a)  Upon and after the
     effectiveness of this Amendment, each
     reference in the Loan Agreement to "this
     Agreement", "hereunder", "hereof" or
     words of like import referring to the
     Loan Agreement, and each reference in the other Loan Documents to "the Loan
     Agreement", "thereof" or words of like
     import referring to the Loan Agreement,
     shall mean and be a reference to the Loan
     Agreement as modified and amended hereby.

          (b)  Except as specifically amended
     above, the Loan Agreement and all other
     Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

          (c)  The execution, delivery and
     effectiveness of this Amendment shall
     not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan
     Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          (d)  To the extent that any terms
     and conditions in any of the Loan
     Documents shall contradict or be in
     conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

     12.  Ratification.  Borrower hereby
restates, ratifies and reaffirms each and every term and condition set forth in the Loan
Agreement, as amended hereby, and the Loan
Documents effective as of the date hereof.

     13.  Estoppel.  To induce Lender to enter
into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

     IN WITNESS WHEREOF, the parties have
entered into this Amendment as of the date first above written.

          "BORROWER"

           GOTTSCHALKS INC.,
           a Delaware corporation

           By:/s/Michael S. Geele
           Title: Senior Vice President/CFO



           "LENDER"

           CONGRESS FINANCIAL CORPORATION
           (WESTERN), a California corporation

           By:/s/Kristine Metchikian
           Title: Vice President